Exhibit A

CONTRIBUTION AGREEMENT

OMH (ML), L.P.

This CONTRIBUTION AGREEMENT (this “Agreement”) dated as of December 16, 2019, is made by and between OMH (ML), L.P. (“Transferee”), and OMH HOLDINGS, L.P. (“Transferor”).

WHEREAS, Transferor owns 54,937,500 shares of common stock, par value $0.01 per share, (the “OMF Shares”) of OneMain Holdings, Inc.; and

WHEREAS, Transferor desires to contribute to Transferee, and Transferee desires to receive from Transferor, 43,581,932 of the OMF shares (the “Contributed OMF Shares”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                                      Contribution.  Transferor hereby contributes to Transferee, and Transferee hereby accepts from Transferor, the Contributed OMF Shares.

2.                                      Acknowledgement of Consideration.  The parties hereto hereby acknowledge and agree that each party is receiving substantial economic and non-economic benefits in connection with this Agreement.

3.                                      Miscellaneous.

a.                                      Amendments and Waivers.  Amendments or modifications to this Agreement may only be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may only be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of Transferor and Transferee.  This Agreement constitutes the full and complete agreement of the parties with respect to the subject matter hereof and thereof.

b.                                      Governing Law. This Agreement shall be construed, interpreted, enforced and governed by and under the laws of the State of Delaware without regard to its choice of law rules.  Each of the parties hereto hereby irrevocably submits to the sole and exclusive jurisdiction of the Courts of the State of Delaware, or to the extent any such court does not have subject matter jurisdiction, any federal court sitting in the State of Delaware, with regard to any action or proceeding hereunder, for itself and in respect of its property, generally and unconditionally, agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts, waives any objection to the laying of venue of any such litigation in the aforesaid courts and agrees not to plead or claim in any aforesaid court that such litigation brought therein has been brought in any inconvenient forum.

c.                                       Assignment.  This Agreement shall be binding upon Transferor and Transferee and each of their respective successors and permitted assigns.

d.                                      Third-Party Beneficiaries.  No provision of this Agreement shall create any third party beneficiary rights in any other person or entity.

e.                                       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

f.                                        Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

g.                                       Severability.  Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRANSFEROR:

OMH HOLDINGS, L.P.
By: Apollo Uniform GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name:	William B. Kuesel
Title:	Vice President

[Signature Page to Contribution Agreement]

TRANSFEREE:

OMH (ML), L.P.
By: OMH (ML) GP, LLC, its general partner
By: OMH Holdings, L.P., its sole member
By: Apollo Uniform GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name:	Willam B. Kuesel
Title:	Vice President

[Signature Page to Contribution Agreement]

Exhibit A

Execution Version

CONTRIBUTION AGREEMENT

V-OMH (ML) II, L.P.

This CONTRIBUTION AGREEMENT (this “Agreement”) dated as of December 16, 2019, is made by and between V-OMH (ML) II, L.P. (“Transferee”), and OMH HOLDINGS, L.P. (“Transferor”).

WHEREAS, Transferor owns 54,937,500 shares of common stock, par value $0.01 per share, (the “OMF Shares”) of OneMain Holdings, Inc.; and

WHEREAS, Transferor desires to contribute to Transferee, and Transferee desires to receive from Transferor, 11,355,568 of the OMF shares (the “Contributed OMF Shares”).

NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                                      Contribution.  Transferor hereby contributes to Transferee, and Transferee hereby accepts from Transferor, the Contributed OMF Shares.

2.                                      Acknowledgement of Consideration.  The parties hereto hereby acknowledge and agree that each party is receiving substantial economic and non-economic benefits in connection with this Agreement.

3.                                      Miscellaneous.

a.                                      Amendments and Waivers.  Amendments or modifications to this Agreement may only be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may only be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of Transferor and Transferee.  This Agreement constitutes the full and complete agreement of the parties with respect to the subject matter hereof and thereof.

b.                                      Governing Law. This Agreement shall be construed, interpreted, enforced and governed by and under the laws of the State of Delaware without regard to its choice of law rules.  Each of the parties hereto hereby irrevocably submits to the sole and exclusive jurisdiction of the Courts of the State of Delaware, or to the extent any such court does not have subject matter jurisdiction, any federal court sitting in the State of Delaware, with regard to any action or proceeding hereunder, for itself and in respect of its property, generally and unconditionally, agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts, waives any objection to the laying of venue of any such litigation in the aforesaid courts and agrees not to plead or claim in any aforesaid court that such litigation brought therein has been brought in any inconvenient forum.

c.                                       Assignment.  This Agreement shall be binding upon Transferor and Transferee and each of their respective successors and permitted assigns.

d.                                      Third-Party Beneficiaries.  No provision of this Agreement shall create any third party beneficiary rights in any other person or entity.

e.                                       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

f.                                        Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

g.                                       Severability.  Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRANSFEROR:

OMH HOLDINGS, L.P.
By: Apollo Uniform GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Contribution Agreement]

TRANSFEREE:

V-OMH (ML) II, L.P.
By: V-OMH (ML) GP II, LLC, its general partner
By: OMH Holdings, L.P., its sole member
By: Apollo Uniform GP, LLC, its general partner

By:	/s/ William B. Kuesel
Name: William B. Kuesel
Title: Vice President

[Signature Page to Contribution Agreement]